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                                                                    EXHIBIT 3.11

THE LIMITED PARTNERSHIP INTERESTS REPRESENTED BY THIS DOCUMENT HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 OR THE SECURITIES LAWS OF DELAWARE OR ANY OTHER JURISDICTION. THE LIMITED PARTNERSHIP INTERESTS MAY NOT BE SOLD, PLEDGED, GIVEN, HYPOTHECATED OR OTHERWISE TRANSFERRED WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 AND APPLICABLE SECURITIES LAWS UNLESS APPROPRIATE EXEMPTIONS FROM SUCH REGISTRATIONS ARE AVAILABLE AS EVIDENCED EITHER BY THE DELIVERY TO THE PARTNERSHIP OF AN OPINION OF COUNSEL SATISFACTORY TO THE GENERAL PARTNER OR SUBMISSION TO THE PARTNERSHIP OF OTHER EVIDENCE SATISFACTORY TO THE GENERAL PARTNER.


                       AGREEMENT OF LIMITED PARTNERSHIP OF

                     INSPIRATION MEDIA OF PENNSYLVANIA, LP,

                         A DELAWARE LIMITED PARTNERSHIP



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                THIS AGREEMENT OF LIMITED PARTNERSHIP OF INSPIRATION MEDIA OF
PENNSYLVANIA, LP, A DELAWARE LIMITED PARTNERSHIP ("Agreement"), dated as of March 9, 2001, is entered into by and among SALEM RADIO OPERATIONS - PENNSYLVANIA, INC., a Delaware corporation as general partner (the "General Partner"), and those persons listed as the limited partners on the signature pages hereof (the "Limited Partners"). The General Partner and the Limited Partners are collectively referred to as the "Partners" and INSPIRATION MEDIA OF PENNSYLVANIA, LP, a Delaware limited partnership, is referred to as the "Partnership". In consideration of the mutual covenants in this Agreement, the parties to this Agreement agree as follows:

                                   ARTICLE 1.

                            ORGANIZATION AND PURPOSE

                1.1 Formation. The Partners hereby form a limited partnership pursuant to the Delaware Limited Partnership Act (the "Act"), which shall be in accordance with the terms contained in this Agreement.

                1.2 Name. The name of the Partnership is "INSPIRATION MEDIA OF PENNSYLVANIA, LP" and all business of the Partnership will be conducted under the name of the Partnership. The General Partner may change the Partnership's name and shall so notify the Limited Partners.

                1.3 Purpose. The business of the Partnership is to (a) acquire, own, hold operate, finance, refinance, maintain, manage, develop, lease and/or sell the radio broadcasting businesses heretofore owned and operated by SALEM MEDIA OF PENNSYLVANIA, INC., a Pennsylvania corporation, commonly known as stations WPIT-AM and WORD-FM (the "Business"), and (b) to engage in any other legal activity in which a partnership formed pursuant to the Act is permitted to engage.

                1.4 Place of Business. The principal place of business of the Partnership will be at 4880 Santa Rosa Road, Suite 300, Camarillo, California 93012 or any other location as may be subsequently chosen by the General Partner and, in such event, the General Partner shall so notify the Limited Partners.

                1.5 Addresses of Partners. The addresses of the General Partner and the Limited Partners are listed on the signature pages hereof.

                1.6 Term. The Partnership's term shall commence upon the filing with the Delaware Secretary of State of a "Certificate of Limited Partnership" and will terminate on December 31, 2050, subject to earlier termination upon the mutual agreement of the Limited Partners and the General Partner to terminate the Partnership or an event of termination otherwise provided by this Agreement or by law.

                1.7 Documents. The Partnership will execute and file the documents necessary to



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comply with the requirements of the laws of Delaware for the formation, continuation and operation of limited partnerships. The Partners agree to execute all documents and to undertake all other acts, as reasonably may be deemed necessary by the General Partner, in order to comply with the requirements of the laws of Delaware for the formation, continuation and operation of limited partnerships.


                                    ARTICLE 2
                                     CAPITAL

                2.1 Capital Contributions. Concurrently with the execution of this Agreement, (a) the Limited Partner shall contribute all of the assets of the Business and all related leases and contracts to the capital of the Partnership subject to all existing liabilities of the Business (the "Assets"). and (b) the General Partner shall contribute cash in the amount of $500,000 to the capital of the Partnership. The Partners shall not be obligated to contribute any additional capital to the Company.

                2.2 Liability of General Partner. The General Partner is not liable to the Limited Partners for the repayment of the Limited Partners' capital contributions and is not obligated to make any advances or contributions of capital to the Partnership, except as otherwise specifically provided herein.

                2.3 No Interest on Capital. No interest will be paid to the Partners on capital contributions or on "Capital Account" (defined below) balances.

                2.4 Return of Capital. Except as otherwise specifically provided in this Agreement, no time has been agreed upon for the contributions of the Partners to be returned to them. The Limited Partners have no right to demand and receive property other than cash in return for the Limited Partners' capital contributions.

                2.5 Loans from Partners. Any Partner, including the General Partner, may advance funds to the Partnership if additional funds are deemed necessary by the General Partner. The advances will be evidenced by the Partnership's note payable to the lending Partner. The note will provide for a rate of interest mutually acceptable to the General Partner and the Partner advancing funds to the Partnership; provided, however, such rate of interest shall be commercially reasonable.

                2.6 Capital Accounts. A "Capital Account" shall be maintained for each Partner in accordance with the provisions of Treasury Regulations
Section 1.704-1(b)(2)(iv)(b) and such other provisions of Treasury Regulations
Section 1.704-1(b)(2)(iv) as the General Partner shall reasonably determine. The contribution of the Assets to the capital of the Partnership shall be credited 1% to the Capital Account of the General Partner and 99% to the Capital Account of the Limited Partner.

                2.7 Liability of Limited Partners. Except as otherwise specifically provided in this



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Agreement or as required by law, the Limited Partners will not be liable for any of the debts of the Partnership.

                2.8 Partnership Percentages. The "Partnership Percentage" of each Partner shall be in the ratio which that Partner's capital contributions bears to the aggregate of all of the capital contributions made by all of the Partners. The initial Partnership Percentages are as follows:

                                                          PARTNERSHIP
               PARTNER                                    PERCENTAGE
               -------                                    -----------

               SALEM RADIO OPERATIONS -                          1%
               PENNSYLVANIA, INC.

               SALEM MEDIA OF PENNSYLVANIA, INC.                 99%

                2.9 Majority-in-Interest. For purposes of this Agreement, a "Majority-in-Interest" of the Limited Partners shall mean those Limited Partners then owning more than fifty percent (50%) of the Partnership Percentages then owned by all of the Limited Partners. Except as otherwise specifically provided in this Agreement, all decisions of the Limited Partners shall be made by a Majority-in-Interest of the Limited Partners.


                                    ARTICLE 3
                        PROFITS, LOSSES AND DISTRIBUTIONS

                3.1 Definitions. For purposes of this Agreement, the following capitalized terms are defined as follows:

                        3.1.1 "Distributable Cash" is all cash of the Partnership (including, without limitation, cash from the sale of any or all of the Partnership property) less (i) the amount necessary for payment of all costs, expenses, obligations and liabilities of the Partnership then due (including any then due advances to the Partnership by the Partners) and (ii) the amount deemed necessary by the General Partner, in the exercise of its reasonable discretion, to establish a reserve for the payment of foreseen or unforeseen costs, expenses, obligations or liabilities of the Partnership.

                        3.1.2 The "Profits" and "Losses" of the Partnership shall be calculated in accordance with the provisions of Treasury Regulations
Section 1.703-1, subject to the provisions of Treasury Regulations Section 1.704-1 and 2 as the General Partner shall reasonably determine.

                        3.1.3 The "Accounting Period" of the Partnership will be each period commencing on the first day following the last day of the immediately preceding Accounting Period (which for the Partnership's first fiscal year shall be deemed to be the date of the commencement of the Partnership) and ending on December 31 (which shall also be the Partnership's fiscal year end), unless another fiscal year is selected by the General Partner and permission to change to such other



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fiscal year is granted by the Internal Revenue Service.

                3.2 Allocation of Profits: Profits for any Accounting Period shall be allocated among the Partners in the ratio of their Partnership Percentages.

                3.3 Allocation of Losses: Losses for any Accounting Period shall be allocated among the Partners in the ratio of their Partnership Percentages.

                3.4 Distributions and Payments: Distributable Cash will be paid and distributed to the Partners in the ratio of their Partnership Percentages.

                3.5 Identity of Distributees: Distributions shall be made only to persons who, according to the books and records of the Partnership, are the owners of record of interests in the Partnership on a date to be determined by the General Partner. Neither the General Partner nor the Partnership shall incur any liability for making distributions in accordance with the preceding sentence, whether or not the General Partner has knowledge or notice of any transfer of ownership of any interests in the Partnership.

                3.6 Time of Distributions: The General Partner will make distributions to the Partners within thirty (30) days after the General Partner's determination of the availability of cash therefor.

                3.7 Sharing Between Transferor and Transferee: If an interest in the Partnership is transferred, the income, gains, losses and deductions allocable to the interest transferred for the Accounting Period during which the transfer occurred will be allocated between the transferor and transferee of the interest in proportion to the time during the Accounting Period that the interest was owned by the transferor and transferee. Credits shall be allocated to the party who owned the interest at the time that the property giving rise to the credit was placed in service. Each transferee will be credited with the Capital Account of the transferee's transferor. If a transferor transfers less than all of the transferor's interest in the Partnership, the Capital Account will be allocated in proportion to the fraction of the interest respectively transferred and retained.

                3.8 Equitable Adjustment: For any Accounting Period or Periods, the General Partner is authorized to make an equitable adjustment of the allocation of Profits and/or Losses amongst the Partners so that to the maximum extent reasonably possible, upon the final distribution of cash to the Partners pursuant to Paragraph 7.3.4, the balances of the Partners' Capital Accounts shall be zero.


                                    ARTICLE 4



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                   REIMBURSEMENT OF GENERAL PARTNER'S EXPENSES
                     AND INDEMNIFICATION OF GENERAL PARTNER

                The Partnership will reimburse the General Partner for all ordinary and necessary operating expenses incurred by the General Partner in carrying on the Partnership's business. The General Partner shall not be liable to the Partnership or to any Partner for any act or omission suffered or taken by it in good faith, and the General Partner shall be fully protected and indemnified by the Partnership against all liabilities and losses suffered by virtue of the General Partner's status as General Partner (including amounts paid in respect of judgments, fines or in settlement of litigation and expenses reasonably incurred by it in connection with any pending or threatened litigation or proceeding) with respect to any action or omission suffered or taken, including but not limited to any action taken by the General Partner in the formation and operation of the Partnership, all decisions made in good faith with respect to the Partnership's interest in the Company and liabilities arising under the IRC and the General Partner's activities as the "TMP" (as defined below); provided that (i) the acts or omissions do not constitute gross negligence, fraud or criminal act by the General Partner, and (ii) the satisfaction of any indemnification and saving harmless will be from and limited to Partnership assets and no Limited Partner will have any personal liability on account of the indemnification and saving harmless of the General Partner. To the extent that the acts or omissions of the General Partner constitute gross negligence, fraud or criminal act by the General Partner, the General Partner shall indemnify and save harmless the Partnership and the Limited Partners from any loss or damage occasioned thereby (including, without limitation, reasonable attorneys' fees). The General Partner shall not be liable to the Partnership or any Limited Partner because any taxing authorities disallow or adjust any deductions, losses, credits or items of income or gain in the Partnership's or any Limited Partner's income tax returns.


                                    ARTICLE 5
                       POWERS AND OBLIGATIONS OF PARTNERS

                5.1 General Partner to Manage Business. The General Partner will manage and control the business of the Partnership and will devote such portion of its time and attention to the conduct of the business of the Partnership as is necessary to carry out the purposes and business of the Partnership. The General Partner shall make all Partnership decisions and shall specifically have the authority to hire attorneys, accountants, and any other necessary consultants or employees and to make all decisions concerning the Partnership's interest in the Company.

                5.2 Powers of General Partner. The General Partner will possess and enjoy, without the need to obtain the approval of any Limited Partner (and therefore, without any Limited Partner having any voting rights with respect to such matters), except as otherwise provided by this Agreement, all the rights and powers necessary or desirable to carry out the purposes and business of the Partnership, and all of the power and authority as may be specifically stated in this Agreement or as may be otherwise provided by law, including, but not limited to, the power:

                        5.2.1 Financing. To encumber all or less than all of any Partnership assets



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or rights;

                        5.2.2 Loans. To borrow money on behalf of the Partnership and to execute and deliver in the name of the Partnership notes evidencing such borrowings and mortgages, deeds of trust and any other security instruments securing such borrowings;

                        5.2.3 Expenses. To pay from Partnership assets all expenses of organizing and conducting the business of the Partnership, including without limitation, legal and accounting fees and costs;

                        5.2.4 Instruments. To execute any and all other instruments and take any and all other action necessary or desirable to carry out the purposes and business of the Partnership;

                        5.2.5 Sales. To sell, transfer, convey and/or exchange the Partnership's interest in the Company or any portion of it;

                        5.2.6 General Duties. To assume the overall duties imposed on the General Partner by the Act; and

                        5.2.7 Authority. The signature of the General Partner alone shall be sufficient to bind the Partnership and all of the Partners with respect to the execution of any documents concerning or affecting the Partnership and the Partnership's interest in the Company and/or sale of any or all of it or the execution of any mortgages, deeds of trust or any other security instruments securing any borrowings by the Partnership.

                5.3 Other Interests of Partners. Any Partner or any principal or Affiliate of a Partner may engage in other businesses including the business of a nature which is the same as or similar to or competitive with the business of this Partnership without any duty or obligation to offer any business opportunity to the Partnership or the Partners or to account to the Partnership or any of the Partners regarding the business opportunity or the profits derived from the business opportunity.

                5.4 Limitations on Limited Partner and Consents. No Limited Partner shall take part in the Partnership business or have any right or authority to act for or bind the Partnership.

                5.5 Affiliates. The General Partner may, in the General Partner's absolute discretion, employ an Affiliate to supply goods or services required by the Partnership; provided such Affiliate is compensated for such goods or services on a basis comparable to that which could be arranged with unaffiliated third parties for comparable goods or service. Any Affiliate employed by the Partnership shall have the absolute right (but not the obligation) to contract with independent third parties in connection with the performance of the foregoing service.

                5.6 Officers. The Manager may appoint and/or remove officers of the company from time to time in its sole and absolute discretion. Each officer shall have the title and authority designated by the Manager.



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                                    ARTICLE 6
                      ADMISSION AND WITHDRAWAL OF PARTNERS
                  AND TRANSFER OF INTERESTS IN THE PARTNERSHIP

                6.1 Definitions.

                        6.1.1 "Admission" of a Partner means the addition of a new partner to the Partnership.

                        6.1.2 "Transfer" of an interest in the Partnership means the transfer, alienation, sale, assignment, pledge or other disposition or encumbrance of all or any part of an existing interest in the Partnership, whether voluntarily or involuntarily.

                        6.1.3 The term "Associate" shall mean with respect to any Partner (i) any other Partner, (ii) any Partner's spouse, lineal ascendants or descendants, or a trust for his or her or their benefit, and (iii) any beneficiary of a trust which is a Partner.

                6.2 Admission of or Transfer by a Partner.

                        6.2.1 Admission Date. Any Admission of a Partner shall be deemed to occur effective either (i) if the Admission or withdrawal occurs from the first through the 15th day of the month, then on the first day of the calendar month in which the admission or withdrawal occurs or (ii) if the Admission or withdrawal occurs from the 16th through the last day of the month, then on the first day of the calendar month after the month in which the Admission or withdrawal occurs.

                        6.2.2 Limitations on Transfer and Admission. No Transfer of a Partnership interest shall occur and no Admission of a person as a Partner shall occur except for (a) Transfers to Associates and (b) Transfers to persons or entities other than Associates previously approved in writing by the General Partner which approval may be withheld in the General Partners' absolute discretion (collectively referred to herein as "Permitted Transfers"); provided, however, that (i) all such Permitted Transfers must be made in full compliance with all of the transfer requirements contained in Paragraphs 6.2.3 and 6.3 below, (ii) the requirements for the Admission of a person to the Partnership contained in Paragraph 6.4.1 below must be fully complied with before the transferee of a Permitted Transfer can be admitted to the Partnership, and (iii) no Partner may transfer all or any part of his interest in the Partnership to a minor or an incompetent unless the Transfer is to a trust, guardianship, or other legal entity formed for the benefit of the incapacitated party.

                        6.2.3 Transfer Requirements. No Transfer shall be permitted (i) if the proposed Transfer or the proposed transferee will, or could, impair the ability of the Partnership to be taxed as a partnership under the Federal income tax laws, or (ii) if the Transfer will, or could, cause the Partnership's tax year to close or the Partnership to terminate for Federal income tax purposes, (iii) if the proposed Transfer would be in violation of any of the terms and/or conditions



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of the Master Agreement, and (iv) unless the proposed transferee has acknowledged in writing the liabilities of the transferor and the Partnership which cannot be ascertained from this Agreement.

                        6.2.4 Partnership Amendments. In the event of the Admission of a Partner, or a Permitted Transfer by a Partner, this Agreement will be promptly amended as necessary to reflect any changes in the profit and loss allocations of Partners, to reflect the capital contributions of the newly admitted Partner, and to set forth any new provisions or to amend any existing provisions of this Agreement which may be necessary or desirable in light of the Admission of a Partner or Transfer by a Partner.

                6.3 Documentation and Costs. Any assignee or transferee shall execute any and all documents reasonably requested by the General Partner and shall pay all reasonable expenses incurred by the Partnership in connection with the Transfer of such interest in the Partnership or the Admission of such assignee or transferee as a Partner, including, but not limited to, the cost of the preparation, filing and publishing of any amendment to this Agreement or any other necessary documentation to evidence an Admission or Transfer.

                6.4 Substituted Limited Partners and Assignees.

                        6.4.1 Rights of Substituted Limited Partner. A transferee who becomes a Substituted Limited Partner succeeds to all of the rights and powers and is subject to all of the obligations, restrictions and liabilities of a Partner for the interest in the Partnership which is acquired by the transferee. Except as hereinafter otherwise provided, a transferee shall become a "Substituted Limited Partner" only upon the agreement of the General Partner (which shall be within the General Partner's sole, absolute and arbitrary discretion) and the transferee executing any and all documents reasonably requested by the General Partner, including without limitation an agreement by which such transferee shall be bound by all of the provisions of this Agreement.

                        6.4.2 Assignee. A transferee who does not become a Substituted Limited Partner will be entitled only to receive the share of cash and in kind distributions and the return of capital contributions to which the Partner from whom such transferee acquired such transferee's interest in the Partnership would have been entitled for the interest acquired but, notwithstanding any other provisions in this Agreement to the contrary, will have no right to require any information or account of Partnership transactions, no right to inspect the Partnership books and no other rights or powers of a Partner. A transferee nevertheless is subject to all of the provisions of this Agreement and to all of the obligations, restrictions and liabilities under this Agreement for the interest acquired.

                        6.4.3 Effect of Agreement. Until the time when the transferee of an interest in the Partnership becomes a Substituted Limited Partner, the transferor of the interest remains subject to all of the obligations, restrictions and liabilities under this Agreement for the interest and retains all rights and powers of a Partner for the interest other than the right to receive cash and in kind distributions and the return of capital contributions.



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                6.5 Continuation of Partnership. In the event of the happening of any of the events set forth in Section 17-801(3) of the Act, a Majority-in-Interest of the Limited Partners may continue the business of the Partnership for the balance of the term specified in this Agreement by electing one or more successor general partners. Upon the election of one or more successor general partners, the predecessor General Partner's then interest as a general partner in the Partnership shall be converted to that of a limited partner and the General Partner's rights to Profits, Losses and cash distributions shall remain unchanged. The successor general partner will agree in writing to be bound by the provisions of this Agreement, and thereafter, will be deemed to be the "General Partner" under this Agreement. If the Limited Partners do not so elect to continue the business of the Partnership, the Partnership shall terminate.

                6.6 Continuation of General Partner's Obligations. The happening of any of the events set forth in Section 17-801(3) of the Act, will not relieve the General Partner of any of the General Partner's obligations to the Limited Partners or the Partnership which previously arose under this Agreement.

                6.7 Withdrawal. No Partner may withdraw from the Partnership without the prior written consent of all the other Partners.


                                    ARTICLE 7
                           DISSOLUTION AND LIQUIDATION

                7.1 Events of Termination: The Partnership shall, unless otherwise provided, terminate and dissolve on the happening of any of the following events:

                        7.1.1 Bankruptcy. The happening of any events set forth in Section 17-801(3) of the Act, unless a Majority-in-Interest of the Limited Partners elect to continue the Partnership in accordance with Paragraph 6.6 (entitled "Continuation of Partnership"), above;

                        7.1.2 Consent. The mutual consent of the General Partner and a Majority-in- Interest of the Limited Partners;

                        7.1.3 Sale. The sale of all or substantially all of the Partnership assets and collection of all monies due therefrom (including interest on deferred payments);

                        7.1.4 Expiration. The expiration of the Partnership term; and

                        7.1.5 IRC Section 708. Pursuant to the provisions of
Section 708 of the Internal Revenue Code of 1986, as amended ("IRC"), but solely for purposes of making any allocations required by Section 1.704-1(b) of the Treasury Regulations ("Regulations", as amended from time to time and including corresponding provisions of succeeding regulations). For state law purposes, the Partnership shall continue in full force and effect despite the transfer of a Partner's Partnership Interest.



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                7.2 Winding Up Affairs and Liquidations. Upon the termination and dissolution of the Partnership, the General Partner or the persons required or permitted by law to carry out the winding up of the affairs of the Partnership ("Liquidator") will promptly notify all Partners of such dissolution; shall proceed to the liquidation of the assets of the Partnership by converting such assets to cash insofar as deemed practicable by the General Partner or the Liquidator; will wind up the affairs of the Partnership; and, after paying or providing for the payment of all liabilities and obligations of the Partnership, will distribute the proceeds of liquidation and other assets of the Partnership as provided by law and the terms of this Agreement.

                7.3 Distributions on Dissolution. The proceeds of liquidation and other assets of the Partnership shall be applied and distributed in the following order of priority:

                        7.3.1 Debts. To the payment of debts and liabilities of the Partnership (other than any loans and advances that may have been made by any of the Partners, or amounts owing to any of the Partners) and the expenses of liquidation;

                        7.3.2 Reserves. To the setting up of any reserves that the General Partner or Liquidator may deem reasonably necessary for any contingent or unforeseen liabilities or obligations of the Partnership, which reserves shall be paid over to an escrow holder designated by the General Partner or Liquidator to be held for the purpose of disbursing such reserves in payment of any of the aforementioned contingencies, and, at the expiration of such period, as the General Partner or the Liquidator shall deem advisable, to distribute the balance thereafter remaining in the manner hereinafter provided;

                        7.3.3 Loans. To the payment of any loans or advances that may have been made by any of the Partners; and

                        7.3.4 Partners. Any balance then remaining will be distributed to the Partners in accordance with Paragraph 3.4 (entitled "Distributions and Payments"). Any Partner with a deficit in his or its Capital Account shall not be obligated to restore the amount of such deficit to the Partnership or the other Partners.

                7.4 Assets Other Than Cash. Assets of the Partnership may be distributed in kind on the basis of the then fair market value of such assets as determined by agreement of the Partners, and if no such agreement of value is reached within 30 days, then such value shall be determined by an independent appraiser appointed by the American Arbitration Association upon application of the General Partner (the cost and expense of said appraisal to be borne by the Partnership). If agreed to by all the Partners, distributions in-kind will be made to the Partners as tenants-in-common. For purposes of making such distribution only, the unrealized profit or loss on any such asset (based on its fair market value) shall be first allocated among the Partners and the distribution of the asset shall be treated as a distribution of cash equal to the fair market value of such asset.



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                                    ARTICLE 8
                                 FISCAL MATTERS

                8.1 Books and Journals. The Partnership will maintain full and accurate books of the Partnership at the offices of the Partnership, showing all receipts and expenditures, assets and liabilities, Profits and Losses, and all other records necessary for recording the Partnership's business and affairs or required by the Act. Each Partner and such Partner's duly authorized representatives shall, during normal business hours, have access to and may inspect and copy any of such books and records.

                8.2 Accountants. The accountants shall be such firm of public accountants as may be selected by the General Partner.

                8.3 Reports to Partners. The General Partner will have prepared, and shall deliver to each Partner within 90 days after the end of each fiscal year, a copy of the foreign, federal and state income tax information returns of the Partnership for the preceding fiscal year showing each Partner's distributive share of each item of income, gain, loss, deduction, credit or preference which a Partner is required to take into account separately on such Partner's foreign, federal and state income tax returns.

                8.4 Bank Accounts. All funds of the Partnership will be deposited in its name and in such bank accounts as the General Partner shall reasonably determine.

                8.5 Accounting Decisions. All decisions as to accounting matters, except as specifically provided to the contrary in this Agreement, will be made by the Partnership's accountants subject to the approval of the General Partner.

                8.6 Federal Income Tax Elections. The General Partner shall cause the Partnership to make an election (or consent to any such election by a Partner) pursuant to any of IRC Sections 732(d) and/or 754 (or corresponding provisions of succeeding law or state law), as may be determined by the General Partner in the General Partner's discretion, except to the extent the General Partner is otherwise directed by this Agreement.


                                    ARTICLE 9
                            MISCELLANEOUS PROVISIONS

                9.1 Notices. All notices, consents, waivers, offers, requests, votes or other instruments or communications provided for under this Agreement ("notice") will be in writing, signed by the parties giving the notice, and will be deemed properly given and effective when actually received or, unless otherwise provided in this Agreement, when deposited in the United States mail, if sent by registered or certified mail, return receipt requested, first class postage and fees prepaid, addressed to the addresses as set forth on the signature pages hereof. Each Partner may, from time to time, by notice to all other Partners, specify a new address for the receipt of notices.



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                9.2 Consents Deemed Given If Not Withheld. Whenever a consent, approval, waiver or affirmative vote of the Limited Partners is required under this Agreement or is desirable regarding any transaction, the Limited Partners will be given notice requesting the consent, approval, waiver or affirmative vote. If a Limited Partner does not respond within 10 business days (or any later time period specified if a different period is provided in the notice) after actual receipt of the notice, by delivery of a notice to the General Partner (which includes a telegram or telex) specifically withholding, or indicating an inability at the time to give such Limited Partner's consent, approval, waiver or affirmative vote, or requesting additional pertinent documentation or information, then such Limited Partner will be deemed conclusively to have given such Limited Partner's consent, approval, waiver or affirmative vote.

                9.3 Limited Power of Attorney. Each Limited Partner, by such Limited Partner's execution of this Agreement, irrevocably constitutes and appoints the General Partner as such Limited Partner's true and lawful attorney and agent, with full power and authority in such Limited Partner's name, place and stead only to execute, acknowledge and deliver and to file or record in any appropriate public office: (i) any certificate or other instrument which may be necessary, desirable or appropriate to qualify or to continue the Partnership as a limited partnership or to transact business as a limited partnership in any jurisdiction in which the Partnership conducts business; (ii) any amendment to this Agreement or to any certificate or other instrument which may be necessary, desirable or appropriate to reflect the Admission of a Partner (including pursuant to Section 2.2.2), the withdrawal of a Partner or the Transfer of all or any part of the interest of a Partner in the Partnership or any additional capital contributions or withdrawal of capital contributions made by a Partner, all in accordance with the provisions of this Agreement; and (iii) any certificates or instruments which may be appropriate, necessary or desirable to reflect the dissolution and termination of the Partnership. This power of attorney will be deemed to be coupled with an interest and will survive the transfer by any Limited Partner of such Limited Partner's interest in the Partnership. Notwithstanding the existence of this power of attorney, each Limited Partner agrees to join in the execution, acknowledgement and delivery of the instruments referred to above if requested to do so by the General Partner. This power of attorney granted to the General Partner is a limited power of attorney that does not authorize the General Partner to act on behalf of any Limited Partner except to execute the documents described in this Paragraph 9.3.

                9.4 Integration. This Agreement sets forth the entire agreement between the parties with regard to the subject matter hereof. All agreements, covenants, representations and warranties, express and implied, oral and written, of the parties with regard to the subject matter of this Agreement are contained in this Agreement and the documents referred to in this Agreement or implementing the provisions of this Agreement. No other agreements, covenants, representations or warranties, express or implied, oral or written, have been made by either party to the other with respect to the subject matter of this Agreement. All prior and contemporaneous conversations, negotiations, possible and alleged agreements and representations, covenants, and warranties with respect to the subject matter of this Agreement are waived, merged herein and therein and superseded by this Agreement. This is an integrated agreement.



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

                9.5 Applicable Law. This Agreement shall be governed by, construed and enforced in accordance with the internal laws of the State of Delaware.

                9.6 Counterparts. This Agreement may be executed in counterparts and all counterparts so executed shall constitute one Agreement binding on all the parties. It shall not be necessary for each party to execute the same counterpart.

                9.7 Severability. In case any one or more of the provisions contained in this Agreement or any application of the provisions shall be invalid, illegal or unenforceable in any respect, the validity, legality and enforceability of the remaining provisions or the remaining applications will not in any way be affected or impaired.

                9.8 Captions. The captions and headings in this Agreement are for convenience only and will not be considered in interpreting any provision of this Agreement.

                9.9 Binding Effect. Except as otherwise provided to the contrary, this Agreement will be binding upon, and inure to the benefit of, the Partners and their respective heirs, executors, administrators, successors and assigns.

                9.10 Gender and Number. Whenever required by the context, the singular will be deemed to include the plural, and the plural will be deemed to include the singular, and the masculine, feminine and neuter genders will each be deemed to include the other.

                9.11 Amendment. Except as otherwise permitted in this Agreement, this Agreement may be amended in whole or in part only by an agreement in writing signed by the General Partner and the Limited Partners; provided, however, this Agreement may also be amended by the execution of the General Partner and those Limited Partners then owning a Majority-in-Interest of the Partnership Percentages then owned by the Limited Partners wherever this Agreement specifically permits action by the Limited Partners upon the approval or consent of less than all of the Limited Partners.

                9.12 Exhibits. All Exhibits attached hereto are incorporated herein by reference as though fully set forth herein.

                9.13 Interpretation. No provision of this Agreement is to be interpreted for or against either party because that party or that party's legal representative drafted such provision.

                9.14 Partnership Tax Audits.

                        9.14.1 Designation. The General Partner is designated as the Partnership's "Tax Matters Partner" ("TMP") in accordance with the provisions of IRC Section 6231(a)(7).



                                       13-

                        9.14.2 Notification of Partners. The TMP shall keep all Partners apprised of the status of all administrative and judicial proceedings regarding the determination of Partnership tax items, including, without limitation, the commencement of an audit, settlement offers proposed by the Internal Revenue Service and the status of any litigation. The TMP shall not enter into a settlement agreement with the Internal Revenue Service on behalf of any Partner without such Partner's consent.

                        9.14.3 Receipt of FPAA. Promptly upon the TMP's receipt of a Notice of Final Partnership Administrative Adjustment ("FPAA"), within the meaning of IRC Section 6226, the TMP shall solicit the written directives of the Partners as to the choice of judicial forum in which to contest the FPAA. The TMP shall comply with the written directives of the Limited Partner. In the event that no such written directive is obtained, the TMP shall file a petition in the United States Tax Court.

                        9.14.4 Notification to IRS. If the Limited Partner wishes to receive notices directly from the Internal Revenue Service, the Limited Partner shall so notify the TMP within thirty (30) days after the execution of this Agreement, and the TMP shall thereafter furnish the Internal Revenue Service with the name and address of the Limited Partner and shall designate the Limited Partner as a "Notice Partner" pursuant to the provisions of IRC Sections 6223 and 6231(a)(8).

                        9.14.5 Special Notices. Nothing contained in this Agreement shall be deemed to prohibit any Partner from requesting special notice or exercising any other rights permitted pursuant to IRC Sections 6221 through 6231.

                9.15 No Partition: Each Partner waives any right to maintain an action to partition any investment or asset of the Partnership (including without limitation the Partnership's interest in the Company) during the term of the Partnership.

                IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.

ADDRESSES:                                  GENERAL PARTNER:
---------                                   ----------------

4880 Santa Rosa Road                        SALEM RADIO OPERATIONS -
Suite 300                                   PENNSYLVANIA, INC., a Delaware
Camarillo, CA 93012                         corporation


                                            By: /s/ Jonathan L. Block
                                               ---------------------------------
                                               Name: Jonathan L. Block
                                               Title: Vice President


                                            LIMITED PARTNER:
                                            ---------------



                                       14-

4880 Santa Rosa Road                        SALEM MEDIA OF PENNSYLVANIA,
Suite 300                                   INC., a Pennsylvania corporation,
Camarillo, CA 93012

                                            By:  /s/ Jonathan L. Block
                                               ---------------------------------

                                            Name: Jonathan L. Block
                                            Title:   Vice President



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